Exhibit 99.2
Pagaya Announces Proposed Exchangeable Senior Notes Offering
September 25, 2024
NEW YORK - (BUSINESS WIRE) – Pagaya Technologies LTD. (NASDAQ: PGY) (“Pagaya” or the “Company”), a global technology company delivering AI-driven product solutions for the financial ecosystem, today announced that its wholly owned subsidiary, Pagaya US Holding Company LLC (“Pagaya US”), intends to offer, subject to market and other conditions, $125 million aggregate principal amount of exchangeable senior notes due 2029 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Pagaya US also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $18.75 million principal amount of notes.
The notes will be senior, unsecured obligations of Pagaya US, will accrue interest payable semi-annually in arrears and will mature on October 1, 2029, unless earlier repurchased, redeemed or exchanged. Prior to the close of business on the business day immediately preceding July 2, 2029, the notes will be exchangeable at the option of the holders of notes only upon the satisfaction of specified conditions and during certain periods. On or after July 2, 2029 until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be exchangeable at the option of the holders of the notes at any time regardless of these conditions. Subject to certain conditions, Pagaya US may settle exchanges of the notes by paying or delivering, as applicable, cash, Class A ordinary shares of Pagaya or a combination of cash and Class A ordinary shares of Pagaya, at the election of Pagaya US. The notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by Pagaya.
The notes will not be redeemable prior to October 5, 2027. The notes will be redeemable, in whole or in part (subject to certain limitations on partial redemptions), for cash at the option of Pagaya US at any time, and from time to time, on or after October 5, 2027 and on or before the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per Class A ordinary share of Pagaya exceeds 130% of the exchange price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial exchange rate and other terms of the notes will be determined at the pricing of the offering.
If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Pagaya US to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.
Pagaya US intends to use the net proceeds from the offering of the notes to repay secured borrowing under its repurchase agreements, for general corporate purposes and to pay related fees and expenses. If the initial purchasers exercise their option to purchase additional notes, then Pagaya US intends to use the additional net proceeds from the sale of the additional notes to further repay secured borrowing under its repurchase agreements.
The offer and sale of the notes, the guarantee and any Class A ordinary shares of Pagaya deliverable upon exchange of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any Class A ordinary shares of Pagaya deliverable upon exchange of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Pagaya Technologies
Pagaya (NASDAQ: PGY) is a global technology company making life-changing financial products and services available to more people nationwide, as it reshapes the financial services ecosystem. By using machine learning, a vast data network and an AI-driven approach, Pagaya provides consumer credit and other products for its partners, their customers, and investors. Its proprietary API and capital solutions integrate into its network of partners to deliver seamless user experiences and greater access to the mainstream economy.
Cautionary Note About Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements give our expectations or forecasts of future events and can generally be identified by the words “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “future,” “strategy,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the completion, timing and size of the proposed offering, the intended use of the proceeds and the terms of the notes being offered as described above. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering and the other risks and uncertainties described in the Company’s filings with the SEC, included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and any subsequent filings with the SEC. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements reflect the Company’s views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. The Company may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements made as of the date hereof reflect the Company’s current beliefs and are based on information currently available as of the date they are made, and the Company assumes no obligation and does not intend to update these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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